UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2019

BJ’S WHOLESALE CLUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive, Westborough, MA	01581
(Address of principal executive offices)	(Zip Code)

(774) 512-7400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2019, BJ’s Wholesale Club Holdings, Inc. (the “Company”) appointed Lee Delaney as the Company’s Chief Executive Officer to succeed Christopher J. Baldwin, who will transition from Chief Executive Officer and Chairman of the Board of Directors (the “Board”) to serve as the Executive Chairman of the Board, effective as of February 2, 2020. Mr. Delaney was also appointed to serve as a Class I director on the Board beginning February 2, 2020, with a term expiring at the Company’s annual meeting of stockholders to be held in 2022 and until his successor is duly elected and qualified or until his earlier death, disqualification, resignation or removal.

Also on December 19, 2019, Cameron Breitner, a Class II director of the Board of the Company tendered his resignation from the Board, effective February 2, 2020, and, on the same day, upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Thomas A. Kingsbury to the Board to fill the vacancy created by Mr. Breitner’s departure and to the Compensation Committee of the Board. Mr. Breitner’s resignation was not the result of any disagreement with the Company or any matter related to the Company’s operation, policies or practices. Mr. Kingsbury will serve as a Class II director for a term expiring at the Company’s annual meeting of stockholders to be held in 2020 and until his successor is duly elected and qualified or until his earlier death, disqualification, resignation or removal.

Mr. Kingsbury served as Chief Executive Officer of Burlington Stores, Inc. from 2008 to 2019. Prior to that, he was Senior Executive Vice President—Information Services, E-Commerce, Marketing and Business Development of Kohl’s Corporation. Mr. Kingsbury also held management positions with The May Department Stores Company, including President and Chief Executive Officer of the Filene’s/Kaufmann’s division. He serves as a member of the board of directors of Tractor Supply Company.

In accordance with the Company’s compensation policy for non-employee directors, Mr. Kingsbury will be eligible to receive: (i) annual cash compensation of $85,000 for his service as a director and reimbursement for reasonable travel and other expenses incurred in connection with attending Board or committee meetings; (ii) an initial award of restricted stock units in an amount equal to the value of $52,547.94, which value represents the prorated portion of $140,000, consistent with the provisions of the Company’s non-employee director compensation policy; and (iii) additional annual cash compensation of $10,000 for Mr. Kingsbury’s service on the Compensation Committee.

Mr. Kingsbury is expected to enter into the Company’s standard form indemnification agreement in the form filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1 (File No. 333-227504), filed with the Securities and Exchange Commission on September 24, 2018.

Item 7.01	Regulation FD Disclosure.

On December 19, 2019, the Company issued a press release announcing the foregoing described executive and director changes, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of BJ’s Wholesale Club Holdings, Inc. dated December 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2019	BJ’S WHOLESALE CLUB HOLDINGS, INC.

	By:	/s/ Graham N. Luce
Name: Graham N. Luce
Title: Senior Vice President, Secretary